EXHIBIT 4.2


                     $400,000,000



              FIVE-YEAR CREDIT AGREEMENT


                     dated as of


                   October 28, 1999


                         among


                  CK Witco Corporation


                The Eligible Subsidiaries
                   Referred to Herein


                  The Banks Listed Herein


                The Chase Manhattan Bank,
                   as Syndication Agent


                      Citibank, N.A.,
                  as Administrative Agent


                            and


Bank of America, N.A. and Deutsche Bank Securities  Inc., as Co-
Documentation Agents



                Chase Securities Inc.,
            as Lead Arranger and Sole Book Manager



                     TABLE OF CONTENTS




     PAGE

                               ARTICLE 1

                              DEFINITIONS


SECTION 1.01.      Definitions                               1
SECTION 1.02.      Accounting Terms and Determinations      14
SECTION 1.03.      Types of Borrowings                      14


                             ARTICLE 2

                            THE CREDITS

SECTION 2.01.      Commitments to Lend                      15
SECTION 2.02.      Method of Committed Borrowing            15
SECTION 2.03.      Money Market Borrowings                  16
SECTION 2.04.      Notice to Banks; Funding of Loans        20
SECTION 2.05.      Notes                                    21
SECTION 2.06.      Maturity of Loans                        21
SECTION 2.07.      Interest Rates                           22
SECTION 2.08.      Facility Fees                            25
SECTION 2.09.      Optional Termination or Reduction of
                   Commitments                              22
SECTION 2.10.      Mandatory Termination of Commitments     25
SECTION 2.11.      Prepayments                              25
SECTION 2.12.      General Provisions as to Payments        26
SECTION 2.13.      Funding Losses                           27
SECTION 2.14.      Computation of Interest and Fees         27
SECTION 2.15.      Taxes                                    27
SECTION 2.16.      Judgment Currency                        29
SECTION 2.17.      Foreign Subsidiary Costs                 30
SECTION 2.18.      Letters of Credit                        30


                           ARTICLE 3

                          CONDITIONS

SECTION 3.01.      Effectiveness                            35
SECTION 3.02.      Borrowings                               36
SECTION 3.03.      First Borrowing by Each Eligible
                   Subsidiary                               37


                          ARTICLE 4

REPRESENTATIONS AND WARRANTIES


SECTION 4.01.      Corporate Existence and Power            37
SECTION 4.02.      Corporate and Governmental
                   Authorization;   No Contravention        37
SECTION 4.03.      Binding Effect                           38
SECTION 4.04.      Financial Information                    38
SECTION 4.05.      Litigation                               38
SECTION 4.06.      Compliance with ERISA                    38
SECTION 4.07.      Environmental Matters                    39
SECTION 4.08.      Taxes                                    39
SECTION 4.09.      Subsidiaries                             34
SECTION 4.10.      Not an Investment Company or a
                   Public Utility Holding Company           40
SECTION 4.11.      Full Disclosure                          40
SECTION 4.12.      Year 2000                                40


                        ARTICLE 5

                        COVENANTS

SECTION 5.01.      Information                              41
SECTION 5.02.      Payment of Obligations                   43
SECTION 5.03.      Maintenance of Property; Insurance       43
SECTION 5.04.      Conduct of Business and Maintenance of
                   Existence                                43
SECTION 5.05.      Compliance with Laws                     44
SECTION 5.06.      Inspection of Property, Books and
                   Records                                  44
SECTION 5.07.      Financial Covenants                      44
SECTION 5.08.      Negative Pledge                          45
SECTION 5.09.      Consolidations, Mergers and Sales of
                   Assets                                   45
SECTION 5.10.      Use of Proceeds                          46
SECTION 5.11.      Additional Subsidiaries                  45


                          ARTICLE 6

                          DEFAULTS

SECTION 6.01.      Events of Default                        46
SECTION 6.02.      Notice of Default                        48


                         ARTICLE 7

                        THE AGENTS

SECTION 7.01.      Appointment and Authorization            48
SECTION 7.02.      Agents and Affiliates                    49
SECTION 7.03.      Action by Agents                         49
SECTION 7.04.      Consultation with Experts                49
SECTION 7.05.      Liability of Agents                      49
SECTION 7.06.      Indemnification                          49
SECTION 7.07.      Credit Decision                          50
SECTION 7.08.      Successor Agents                         50
SECTION 7.09.      Agents= Fees                             50
SECTION 7.10.      Co-Documentation Agents                  50
                         ARTICLE 8

                   CHANGE IN CIRCUMSTANCES


SECTION 8.01.      Basis for Determining Interest Rate
                   Inadequate or Unfair                     51
SECTION 8.02.      Illegality                               51
SECTION 8.03.      Increased Cost and Reduced Return        52
SECTION 8.04.      Base Rate Loans Substituted for
                   Affected Fixed Rate Loans                53


                         ARTICLE 9

REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

SECTION 9.01.      Corporate Existence and Power            54
SECTION 9.02.      Corporate and Governmental
                   Authorization;   No Contravention        54
SECTION 9.03.      Binding Effect                           54
SECTION 9.04.      Taxes                                    54


                         ARTICLE 10

                          GUARANTY

SECTION 10.01.     The Guaranty                             55
SECTION 10.02.     Guaranty Unconditional                   55
SECTION 10.03. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances 56
SECTION 10.04.     Waiver by the Company                    56
SECTION 10.05.     Subrogation                              56
SECTION 10.06.     Stay of Acceleration                     56


                        ARTICLE 11

                       MISCELLANEOUS

SECTION 11.01.     Notices                                  57
SECTION 11.02.     No Waivers                               57
SECTION 11.03.     Expenses; Indemnification                57
SECTION 11.04.     Sharing of Set-offs                      57
SECTION 11.05.     Amendments and Waivers                   58
SECTION 11.06.     Successors and Assigns                   59
SECTION 11.07.     Collateral                               60
SECTION 11.08.     Governing Law; Submission to
                   Jurisdiction                             60
SECTION 11.09.     Counterparts; Integration                61
SECTION 11.10.     Waiver of Jury Trial                     61
SECTION 11.11.     Confidentiality                          62

PRICING SCHEDULE

EXHIBIT A     Note
EXHIBIT B     Opinion of John T. Ferguson, II, Esq., General
                Counsel of the Company
EXHIBIT C     Opinion of Wachtell Lipton Rosen & Katz, Special
                Counsel for the Company
EXHIBIT D     Assignment and Assumption Agreement
EXHIBIT E     Form of Money Market Quote Request
EXHIBIT F     Form of Invitation for Money Market Quotes
EXHIBIT G     Form of Money Market Quote
EXHIBIT H     Form of Election to Participate
EXHIBIT I     Form of Election to Terminate
EXHIBIT J     Opinion of Counsel for the Borrower
EXHIBIT K     Form of Subsidiary Guarantee Agreement
EXHIBIT L     Form of Indemnity, Subrogation and Contribution
               Agreement
EXHIBIT M     Existing Letters of Credit




                   FIVE-YEAR CREDIT AGREEMENT


          AGREEMENT dated as of October 28, 1999 among CK WITCO CORPORATION, the ELIGIBLE SUBSIDIARIES referred to herein, the BANKS listed on the signature pages hereof, CITIBANK, N.A., as Administrative Agent, THE CHASE MANHATTAN BANK, as Syndication Agent, and BANK OF AMERICA, N.A. and DEUTSCHE BANK SECURITIES INC., as Co-Documentation Agents.

          WHEREAS, the Company wishes to have a revolving credit facility under which it or any of its Eligible Subsidiaries may from time to time borrow funds, denominated in Dollars, from the Banks ratably in proportion to their respective Commitments and may from time to time obtain letters of credit to support obligations of the Company or any of its Eligible Subsidiaries incurred in the ordinary course of their businesses;

          WHEREAS, the Company wishes said credit facility to permit the Company or any Eligible Subsidiary from time to time to borrow funds, denominated in Dollars, from one or more Banks on the basis of their competitive bids;

          WHEREAS, the Banks are willing to extend said credit facility to the Company and its Eligible Subsidiaries, and the Issuing Bank is willing to issue Letters of Credit for the account of the Company and its Eligible Subsidiaries, in each case on the terms and conditions set forth herein;

          NOW, THEREFORE, the parties hereto agree as follows:


                        ARTICLE 1

                       DEFINITIONS

          SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

          A364-Day Credit Agreement@ means the 364-Day Credit Agreement dated as of the date hereof among the Company, the eligible subsidiaries named therein, Citibank, N.A., as administrative agent, the banks named therein, The Chase Manhattan Bank, as syndication agent, and Bank of America, N.A. and Deutsche Bank Securities Inc., as co-documentation agents.

          AAbsolute Rate Auction@ means a solicitation of Money
Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

          AAdjusted CD Rate@ has the meaning set forth in
Section 2.07(b).

          AAdjusted London Interbank Offered Rate@ has the meaning set forth in Section 2.07(c).

          AAdministrative Agent@ means Citibank, N.A., in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

          AAdministrative Questionnaire@ means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent, duly completed by such Bank and submitted to the Administrative Agent (with a copy to the Company).

          AAffiliate@ means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

          AAgents@ means the Administrative Agent, the Syndication Agent and the Co-Documentation Agents, and AAgent@ means any of the foregoing.

          AApplicable Lending Office@ means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending
Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money
Market Loans, its Money Market Lending Office.

          AApplicable Percentage@ means, with respect to any Bank, the percentage of the total Commitments represented by such Bank's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          AAssessment Rate@ has the meaning set forth in
Section 2.07(b).

          AAssignee@ has the meaning set forth in
Section 11.06(c).

          AAvailability Period@ means the period from and including the Effective Date to but not including the Termination
Date.

          ABank@ means each Person listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to
Section 11.06(c), and their respective successors.

          ABase Rate@ means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 2 of 1% plus the Federal Funds Rate for such day.

          ABase Rate Loan@ means a Committed Loan to be made by a Bank as a Base Rate Loan pursuant to the applicable Notice of Committed Borrowing or Article 8.

          ABorrower@ means the Company or any Eligible
Subsidiary, as the context may require, and their respective successors, and ABorrowers@ means all of the foregoing.

          ABorrowing@ has the meaning set forth in Section 1.03.

          ACD Base Rate@ has the meaning set forth in
Section 2.07(b).

          ACD Loan@ means a Committed Loan to be made by a Bank as a CD Loan pursuant to the applicable Notice of Committed
Borrowing.

          ACD Reference Banks@ means the financial institutions acting as the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.

          ACo-Documentation Agents@ means Bank of America, N.A.
and Deutsche Bank Securities Inc. in their capacities as co-documentation agents for the Banks hereunder, and their successors in such capacity.

          ACommitment@ means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09 or 2.10 and as such amount may be reduced or increased from time to time pursuant to assignments to or by such Bank in accordance with Section 11.06.

          ACommitted Loan@ means a loan made by a Bank pursuant to Section 2.01.

          ACompany@ means CK Witco Corporation, a Delaware corporation, and its successors.

          ACompany=s S-4@ means the Company=s registration statement on Form S-4, as filed on July 28, 1999 with the Securities and Exchange Commission.

          AConsolidated Debt@ means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          AConsolidated Subsidiary@ means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

          ADebt@ of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except (a) trade accounts payable arising in the ordinary course of business, (b) obligations incurred in the ordinary course of business in connection with additions to property, plant or equipment which are deferred for no more than 120 days after the later of the acquisition or completion of installation of such additions, (c) other obligations arising in the ordinary course of business which are deferred for no more than 120 days after the date on which they would first be reflected as liabilities on a balance sheet of such Person and
(d) obligations in connection with the compensation for services of officers, directors or employees of such Person, (iv) the capitalized amount of all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others Guaranteed by such Person and (vii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit or letters of guaranty.

          ADefault@ means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          ADerivatives Obligations@ of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          ADollars@ and the sign A$@ mean lawful money of the United States.

          ADomestic Business Day@ means any day except a Saturday, Sunday or other day on which commercial banks in New
York City are authorized by law to close.

          ADomestic Lending Office@ means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          ADomestic Loans@ means CD Loans or Base Rate Loans or both.

          ADomestic Reserve Percentage@ has the meaning set forth in Section 2.07(b).

          ADomestic Subsidiary@ means each Subsidiary that is organized under a jurisdiction which is any of the United States, any State thereof or the District of Columbia.

          AEBITDA@ means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income for such period, the sum (without duplication) of (a) income tax expense, (b) Interest Expense,
(c) depreciation and amortization expense, (d) non-recurring restructuring charges in an amount not to exceed $65 million in any fiscal year of the Company, (e) extraordinary and other non-recurring losses and (f) any other non-cash charges (including merger-related purchase accounting adjustments in an amount not to exceed $289 million made as a result of the merger of Crompton & Knowles Corporation and Witco Corporation), minus, to the extent added in computing such consolidated net income for such period, (a) consolidated interest income, (b) extraordinary and other non-recurring gains and (c) any other non-cash income. Anything contained in this definition or elsewhere in this Agreement to the contrary notwithstanding, in calculating EBITDA for the four fiscal-quarter periods ending on December 31, 1999, March 31, 2000 and June 30, 2000, respectively, EBITDA in fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 shall be deemed to equal the combined EBITDA of Crompton & Knowles Corporation and Witco Corporation for such fiscal quarters, as adjusted on a pro forma basis to give effect to the merger of Crompton & Knowles Corporation and Witco Corporation as if such merger had occurred on December 31, 1998.

          AEffective Date@ means the date the obligations of the Banks to extend credit under this Agreement become effective in accordance with Section 3.01.

          AElection to Participate@ means an Election to Participate substantially in the form of Exhibit H hereto.

          AElection to Terminate@ means an Election to Terminate substantially in the form of Exhibit I hereto.

          AEligible Subsidiary@ means any Wholly-Owned
Consolidated Subsidiary as to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate shall not have been delivered to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Administrative Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Administrative Agent shall promptly give notice to the Issuing Bank and the Banks of the receipt of any Election to Participate or Election to Terminate.

          AEnvironmental Laws@ means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          AERISA@ means the Employee Retirement Income Security
Act of 1974, as amended, or any successor statute.

          AERISA Group@ at any time means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated at such time as a single employer under Section 414 of the Internal Revenue Code.

          AEuro-Dollar Business Day@ means any Domestic Business
Day on which commercial banks are open for international business
(including dealings in dollar deposits) in London.

          AEuro-Dollar Lending Office@ means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending
Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

          AEuro-Dollar Loan@ means a Committed Loan that bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing.

          AEuro-Dollar Margin@ means a rate per annum determined in accordance with the Pricing Schedule.

          AEuro-Dollar Rate@ means a rate of interest determined pursuant to Section 2.07(c) on the basis of a London Interbank
Offered Rate.

          AEuro-Dollar Reference Banks@ means the principal
London offices of the financial institutions acting as the Administrative Agent, the Syndication Agent and the Co-
Documentation Agents.

          AEuro-Dollar Reserve Percentage@ means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of AEurocurrency liabilities@ (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

          AEvent of Default@ has the meaning set forth in
Section 6.01.

          AExisting Credit Agreements@ means (i) the $500,000,000 Credit Agreement dated as of March 31, 1997, among Witco Corporation, the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof, The Chase Manhattan Bank, as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent and (ii) the US$600,000,000 Third Amended and Restated Credit Agreement dated as of March 31, 1998, among Crompton & Knowles Corporation, Crompton & Knowles Colors Incorporated, Davis-Standard Corporation, Ingredient Technology Corporation, Uniroyal Chemical Company, Inc., the B-2 Borrowers named therein and Uniroyal Chemical Co., as Borrowers, the Initial Lenders, Initial Issuing Banks and Swing Line Bank named therein, Citicorp USA, Inc., as Agent, and The Chase Manhattan Bank, Corestates Bank, N.A. and First Union National Bank, as Managing Agents.

          AFederal Funds Rate@ means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

          AFixed Rate Loans@ means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or any combination of the foregoing.

          AGuaranty@ by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term AGuarantee@ used as a verb has a corresponding meaning.

          AIndemnity, Subrogation and Contribution Agreement@ means the Five-Year Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit L hereto, among the Company, the Subsidiary Guarantors and the Administrative Agent.

          AInterest Coverage Ratio@ means, on any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date to (b) Interest Expense for the period of four consecutive fiscal quarters ended on or most recently prior to such date.

          AInterest Expense@ means, for any period, the interest expense of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, including (i) the amortization of debt discounts to the extent included in interest expense in accordance with generally accepted accounting principles, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements or other interest rate hedging arrangements) payable in connection with the incurrence of Debt to the extent included in interest expense in accordance with generally accepted accounting principles and
(iii) the portion of any rents payable under capital leases allocable to interest expense in accordance with generally accepted accounting principles. Anything contained in this definition or elsewhere in this Agreement to the contrary notwithstanding, in calculating Interest Expense for the four fiscal-quarter periods ending on December 31, 1999, March 31, 2000 and June 30, 2000, respectively, Interest Expense in fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 shall be deemed to equal the combined Interest Expense of Crompton & Knowles Corporation and Witco Corporation for such fiscal quarters, as adjusted on a pro forma basis to give effect to the merger of Crompton & Knowles Corporation and Witco Corporation as if such merger had occurred on December 31, 1998.

          AInterest Period@ means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, an interest period of such duration is available to all Banks), as the relevant Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period (except an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day in a calendar month; and

          (c) any Interest Period which begins before the Termination Date and would otherwise end after the Termination
Date shall end on the Termination Date.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the relevant Borrower may elect in the applicable
Notice of Borrowing; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination
Date shall end on the Termination Date.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination
Date shall end on the Termination Date.

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the relevant Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period (except an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day in a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the relevant Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

          AInternal Revenue Code@ means the Internal Revenue Code of 1986, as amended, or any successor statute.

          AInvestment@ means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

          "Issuing Bank" means Citibank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.18(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Disbursement" means a payment made by the Issuing
Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Bank at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          ALetter of Credit@ means each letter of credit listed in Exhibit M (to the extent outstanding as of the Effective Date) and any letter of credit issued pursuant to this Agreement.

          ALeverage Ratio@ means, on any date, the ratio of
(a) Total Debt on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date.

          ALIBOR Auction@ means a solicitation of Money Market
Quotes setting forth Money Market Margins based on the London
Interbank Offered Rate pursuant to Section 2.03.

          ALien@ means, with respect to any asset, any mortgage, lien, pledge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          ALoan@ means a Domestic Loan, a Euro-Dollar Loan or a Money Market Loan, and ALoans@ means Domestic Loans, Euro-Dollar
Loans or Money Market Loans or any combination of the foregoing.

          ALoan Documents@ means this Agreement, the Subsidiary
Guarantee Agreement and the Indemnity, Subrogation and
Contribution Agreement.

          ALoan Parties@ means the Company, the other Borrowers and the Subsidiary Guarantors.

          ALondon Interbank Offered Rate@ has the meaning set forth in Section 2.07(c).

          ALondon Office@ means, at any time, the office of the Administrative Agent in London specified in or pursuant to
Section 11.01 at such time.

          AMaterial Debt@ means Debt (other than the obligations under this Agreement and the 364-Day Credit Agreement) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $25,000,000.

          AMaterial Financial Obligations@ means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate amount exceeding $25,000,000.

          AMaterial Plan@ means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

          AMaterial Subsidiary@ means at any time any Subsidiary, except Subsidiaries which at such time have been designated by the Company (by notice to the Agents, which may be amended from time to time) as nonmaterial, none of which singly would meet the definition of a Asignificant subsidiary@ contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission and all of which, if aggregated and considered as a single Subsidiary, would not have total assets (determined on a consolidated basis for such Subsidiaries and their consolidated subsidiaries) in excess of 15% of the consolidated assets of the Company and its Consolidated Subsidiaries at such time.

          AMoney Market Absolute Rate@ has the meaning set forth in Section 2.03(d).

          AMoney Market Absolute Rate Loan@ means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

          AMoney Market Lending Office@ means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may from time to time by notice to the Company and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          AMoney Market LIBOR Loan@ means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).

          AMoney Market Loan@ means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

          AMoney Market Margin@ has the meaning set forth in
Section 2.03(d)(ii)(C).

          AMoney Market Quote@ means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

          AMultiemployer Plan@ means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group (i) is then making or accruing an obligation to make contributions or (ii) for purposes of Section 6.01(i) only, has within the preceding five plan years made contributions, including for purposes of this clause (ii) any Person which ceased to be a member of the ERISA Group during such five year period.

          ANew York Office@ means, at any time, the office of the Administrative Agent in New York specified in or pursuant to
Section 11.01 at such time.

          ANotes@ means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and ANote@ means any one of such promissory notes issued hereunder.

          ANotice of Borrowing@ means a Notice of Committed
Borrowing (as defined in Section 2.02) or a Notice of Money
Market Borrowing (as defined in Section 2.03(f)).

          AParent@ means, with respect to the Issuing Bank or any Bank, any Person controlling the Issuing Bank or such Bank.

          AParticipant@ has the meaning set forth in
Section 11.06(b).

          APBGC@ means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          APerson@ means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          APlan@ means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) for purposes of Section 6.01(i) only, has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          APricing Schedule@ means the Pricing Schedule attached hereto.

          APrime Rate@ means the rate of interest publicly announced by the Administrative Agent in New York City from time to time as its Prime Rate.

          APrincipal Officer@ means any of the following officers of the Company: the Chairman of the Board, the President, the chief executive officer, the chief financial officer, the treasurer, the controller and the general counsel. If the titles of the Company=s officers are changed after the date hereof, the term APrincipal Officer@ shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

          AReference Banks@ means the CD Reference Banks or the
Euro-Dollar Reference Banks, as the context may require, and AReference Bank@ means any one of such Reference Banks.

          ARefunding Borrowing@ means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed
Loans made by any Bank to any Borrower.

          ARegulation U@ means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

          "Related Parties" means, with respect to any specified
Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          ARequired Banks@ means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, having Loans and unreimbursed LC Disbursements amounting to more than 50% of the aggregate unpaid principal amount of the Loans and unreimbursed LC Disbursements.

          ASubsidiary@ means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

          ASubsidiary Guarantee Agreement@ means the Five-Year
Subsidiary Guarantee Agreement substantially in the form of Exhibit K hereto, among the Company, the Subsidiary Guarantors, and the Administrative Agent.

          ASubsidiary Guarantors@ means, collectively, each Domestic Subsidiary of the Company that is a party to the Subsidiary Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement as of the date hereof, and each Domestic Subsidiary that, pursuant to Section 5.11, becomes a party to such agreements by execution of supplements in the forms provided therein.

          ASyndication Agent@ means The Chase Manhattan Bank, in its capacity as syndication agent for the Banks hereunder.

          ATermination Date@ means October 28, 2004, or, if such day is not a Euro-Dollar Business Day, the next preceding
Euro-Dollar Business Day.

          ATotal Debt@ means, at any date, all Debt of the Company and its Consolidated Subsidiaries at such date to the extent such Debt should be reflected on a consolidated balance sheet of the Company at such date in accordance with generally accepted accounting principles.

          AUnfunded Liabilities@ means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such liabilities (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          AWholly-Owned Consolidated Subsidiary@ means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors= qualifying shares or nominal shares of foreign entities) are at the time directly or indirectly owned by the Company.

          SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company=s independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agents that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if either Agent notifies the Company that the Required Banks wish to amend
Article 5 for such purpose), then the Company=s compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

          SECTION 1.03.  Types of Borrowings. The term
ABorrowing@ denotes

          (a) an aggregation of Committed Loans to be made by the Banks to the same Borrower pursuant to Section 2.01 on the same day, all of which Loans (i) are of the same type (subject to Article 8) and (ii) have the same initial Interest Period; and

          (b) an aggregation of one or more Money Market Loans to be made by one or more Banks to the same Borrower pursuant to Section 2.03 on the same day, all of which Loans
(i) are of the same type and (ii) have the same Interest Period.

     Borrowings may be classified for purposes of this Agreement by reference to the pricing of the Loans comprising such Borrowing (e.g., a AEuro-Dollar Borrowing@ is a Borrowing comprised of Euro-Dollar Loans) or (ii) by reference to the provisions of Article 2 under which participation therein is determined (i.e., a ACommitted Borrowing@ is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a AMoney Market Borrowing@ is a Borrowing under Section 2.03 in which one or more Banks participate on the basis of their bids).


                         ARTICLE 2

                        THE CREDITS

          SECTION 2.01.  Commitments to Lend.

          Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrowers during the Availability Period, provided that the aggregate amount of the Committed Loans made by such Bank plus its LC Exposure at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in an aggregate amount equal to the aggregate amount available in accordance with Section 3.02 or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.18(e)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay, Loans and reborrow at any time during the Availability Period.

          SECTION 2.02. Method of Committed Borrowing. The relevant Borrower shall give the Administrative Agent notice (a ANotice of Committed Borrowing@) not later than 10:30 A.M. (New York City time) on (w) the date of each Base Rate Borrowing,
(x) the second Domestic Business Day before each CD Borrowing and
(y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

     (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

     (ii)     the aggregate amount of such Borrowing,

     (iii) whether the Committed Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar
Loans, and

            (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

On the last day of the Interest Period for any Borrowing, unless the Borrower has otherwise notified the Administrative Agent on or prior to such day, the Borrower shall be deemed to have given a Committed Notice of Borrowing for a new Base Rate Borrowing in the same amount as the Borrowing that has become due on such day, and the Borrowing becoming due on such day shall be deemed replaced with such new Base Rate Borrowing.

          SECTION 2.03. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Loans pursuant to
Section 2.01, any Borrower may, as set forth in this Section, request the Banks during the period beginning on the Effective Date and continuing to at least seven days prior to the Termination Date to make offers to make Money Market Loans to such Borrower. The Banks may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in a manner set forth in this Section.

          (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit E hereto so as to be received by the Administrative Agent at its New York Office not later than 10:30 AM. (New York City time) on (x) the fourth Euro-Dollar Business Day before the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction or, in any such case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective. Each such Money Market Quote Request shall specify:

     (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

     (ii) the proposed aggregate amount of such Borrowing, which shall be an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000,

     (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest
Period, and

     (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

     A Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Administrative Agent may agree) of any other Money Market Quote Request.
          (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit F hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d)  Submission and Contents of Money Market Quotes.
(i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile at its New York Office not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction, or
(y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction or, in any such case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective; provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than
(x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 2 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

     (ii) Each Money Market Quote shall be in substantially the form of Exhibit G hereto and shall in any case specify:

               (A) the proposed date of Borrowing,

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount
(w) may be greater than or less than the Commitment of the quoting Bank, (x) must be an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

               (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the AMoney Market Margin@) offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

               (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the AMoney Market Absolute Rate@) offered for each such
Money Market Loan, and

               (E) the identity of the quoting Bank.

     A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

     (iii)     Any Money Market Quote shall be disregarded if it:

               (A) is not substantially in conformity with Exhibit G hereto or does not specify all of the information required by subsection (d)(ii) above;

               (B) contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market
Quotes; or

               (D) arrives after the time set forth in
subsection (d)(i).

         (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent=s notice to the Borrower shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Acceptance and Notice by Borrower. The Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers notified to it pursuant to subsection (e) at its New York Office not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction or, in any such case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective. In the case of acceptance, such notice (a ANotice of Money Market Borrowing@) shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

     (i)     the aggregate principal amount of each Money Market
Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

     (ii) the principal amount of each Money Market Borrowing must be an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000;

     (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

      (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          SECTION 2.04.  Notice to Banks; Funding of Loans.
(a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank=s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) On the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing in Dollars not later than 12:00 Noon (New York City time), in Federal or other funds immediately available in New York City, to the Administrative Agent at its New York Office. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower in its bank account maintained at the Administrative Agent=s aforesaid address; provided, that funds in respect of Base Rate Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (c) If any Bank makes a new Loan hereunder to a Borrower on a day on which such Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed by such Borrower and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b) of this Section, or remitted by such Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

          (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank=s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank=s Loan included in such Borrowing for purposes of this Agreement. In no event shall any payment by the Administrative Agent, or repayment by the Borrower, of any amount pursuant to this Section relieve the Bank that failed to make available its share of the related Borrowing of its obligations hereunder.

          SECTION 2.05. Notes. (a) The Loans of each Bank to each Borrower shall, upon request of the applicable Bank, be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank=s Loans to such Borrower.

          (b) Each Bank may, by notice to a Borrower and the Administrative Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the ANote@ of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank=s Note requested pursuant to Section 2.05(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of any Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the applicable Adjusted CD Rate; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

          The AAdjusted CD Rate@ applicable to a day during any Interest Period means a rate per annum determined pursuant to the following formula:

                CDBR*
ACDR =      ------------    + AR
               1.00-DRP

ACDR = Adjusted CD Rate
CDBR = CD Base Rate
DRP = Domestic Reserve Percentage
AR = Assessment Rate



* The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%.

          The ACD Base Rate@ applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          ACD Margin@ means a rate per annum determined in accordance with the Pricing Schedule.

          ADomestic Reserve Percentage@ means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          AAssessment Rate@ means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup AA@ (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation=s (or such successor=s) insuring time deposits at offices of such institution in the United States of America. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          The AAdjusted London Interbank Offered Rate@ applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London
Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve
Percentage.

          The ALondon Interbank Offered Rate@ applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan, and any overdue reimbursement of an LC Disbursement, shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the sum of the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than one month as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (e) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of
Section 8.01 shall apply

          SECTION 2.08. Fees. (a) The Company shall pay to the Administrative Agent for the account of each Bank a facility fee calculated for each day at the Facility Fee Rate for such day (determined in accordance with the Pricing Schedule). Such facility fees shall accrue from and including the Effective Date to but excluding the date of termination of the Commitments in their entirety, on the daily aggregate amount of the Commitments (whether used or unused) or, if the Commitments have terminated, on the outstanding amount of the Loans. Accrued fees under this Section shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and on the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

          (b)  The Company agrees to pay (i) to the
Administrative Agent for the account of each Bank a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Euro-Dollar Margin used to compute interest on Euro-Dollar Loans on the average daily amount of such Bank's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Bank's Commitment terminates and the date on which such Bank ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable quarterly in arrears on each March 31, June 30, September 30 and
December 31 and on the date of termination of the Commitments in their entirety (and, if later, the date there are no remaining LC Exposures); provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) For any day on which the outstanding principal amount of Loans shall be greater than 33% of the total Commitments (and for any day after the termination of all the Commitments on which Loans shall be outstanding), the Company shall pay to the Administrative Agent for the account of each Bank a utilization fee at the per annum rate indicated in the Pricing Schedule on the aggregate amount of each Bank's outstanding Loans on such day. Accrued and unpaid utilization fees, if any, shall be payable on the last day of each March, June, September and December and on the date on which the Commitments shall have terminated, all Loans shall have been repaid in full and the Banks shall have no LC Exposures. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c)  The Company agrees to pay to the Administrative
Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and utilization fees, to the Banks entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.09. Optional Termination or Reduction of Commitments. During the Availability Period, the Company may, upon at least three Domestic Business Days= notice to the Administrative Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $10,000,000 or any larger multiple of $1,000,000, the unused portions of the Commitments. If the Commitments are terminated in their entirety, all accrued facility fees shall be payable on the effective date of such termination.

          SECTION 2.10.  Mandatory Termination of Commitments.
The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          SECTION 2.11. Prepayments. (a) The Borrower may, upon at least one Domestic Business Day=s notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01) in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

          (b) Except as provided in subsection (c) or (d) below or in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof unless the Borrower pays any breakage costs under Section 2.13.

          (c) If the Company becomes obligated to indemnify any Bank, the Issuing Bank or the Administrative Agent for Taxes or Other Taxes pursuant to Section 2.15(c) and actions taken pursuant to Section 2.15(f) do not or will not eliminate such indemnity payments, then (i) the Company may, upon at least one Domestic Business Day=s notice to the Administrative Agent, (A) prepay all Borrowings in whole by paying the principal amount together with accrued interest thereon to the date of prepayment and (B) deposit cash collateral in respect of any outstanding Letters of Credit as provided in Section 2.18(j) (in which event the Company shall also terminate the Commitments in their entirety pursuant to Section 2.09) or (ii) the Company may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.06(c)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, (B) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (C) such assignment will result in a reduction to the indemnity payable pursuant to Section 2.15(c). A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

          (d) The Company shall cause one or more Borrowers to prepay Loans to the extent (if any) required so that on any date, after giving effect to such prepayment, the aggregate amount of the Loans plus the aggregate LC Exposures do not exceed the aggregate amount of the Commitments.

          (e) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank=s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.12.  General Provisions as to Payments.
(a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder and of reimbursement of LC Disbursements, not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its New York Office. The Administrative Agent will promptly distribute to each Bank or the Issuing Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks or the Issuing Bank, as the case may be. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. All payments by each Borrower shall be made without deduction for any counterclaim, defense, recoupment or setoff.

          (b) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks or the Issuing Bank hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank or the Issuing Bank, as the case may be, on such due date an amount equal to the amount then due such Bank or the Issuing Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank and the Issuing Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank or the Issuing Bank together with interest thereon, for each day from the date such amount is distributed to such Bank or the Issuing Bank until the date such Bank or the Issuing Bank repays such amount to the Administrative Agent at the Federal Funds Rate.

          SECTION 2.13. Funding Losses. If a Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to
Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11, the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15.  Taxes.  (a)  For the purposes of this
Section 2.15, the following terms have the following meanings:

          ATaxes@ means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Loan Party pursuant to any Loan Document or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank, the Issuing Bank and Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction (or any subdivision thereof) under the laws of which such Bank or Agent or the Issuing Bank (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and
(ii) in the case of each Bank and the Issuing Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank or the Issuing Bank is subject to United States withholding tax at the time such Bank or the Issuing Bank first becomes a party to this Agreement or changes its Applicable Lending Office.

          AOther Taxes@ means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to any Loan Document or any Letter of Credit or under any Note or from the execution or delivery of, or otherwise with respect to, any Loan Document, any Letter of Credit or any Note.

          (b) Any and all payments by any Loan Party to or for the account of any Bank or Agent or the Issuing Bank under any Loan Document or under any Note or Letter of Credit shall be made without deduction for any Taxes or Other Taxes except as required by law; provided that, if any change in law occurring after any Bank or Agent or the Issuing Bank first becomes a party to this Agreement (or any law of a jurisdiction other than the U.S., regardless of whether a change in law has occurred, in the case of any Taxes or Other Taxes arising as a result of any Subsidiary other than a Domestic Subsidiary becoming an Eligible Subsidiary after the date hereof) requires any Loan Party to deduct any Taxes or Other Taxes from any payments to any such Bank or Agent or the Issuing Bank, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or Agent or the Issuing Bank (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Company and each other Loan Party agrees to indemnify the Issuing Bank and each Bank and Agent for the full amount of Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section because of a change in law occurring after such Issuing Bank, Bank or Agent first becomes a party to this Agreement (or under any law of a jurisdiction other than the U.S., regardless of whether a change in law has occurred, in the case of any Taxes or Other Taxes arising as a result of any Subsidiary other than a Domestic Subsidiary becoming an Eligible Subsidiary after the date hereof) paid by the Issuing Bank or such Bank or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto as certified in good faith to the Company and each other Borrower by each Bank, Agent, or Issuing Bank seeking indemnification pursuant to this Section 2.15(c). This indemnification shall be paid within 30 days after the Issuing Bank or such Bank or Agent (as the case may be) makes demand therefor; provided, however, that the indemnification obligations of the Company and each other
Borrower under this Section 2.15 shall be reduced appropriately to take into account any Tax deduction, credit or benefit or Other Tax deduction, credit or benefit to which a Bank, Agent, or the Issuing Bank is entitled as a result of its payment of Taxes or Other Taxes. If a Bank, Agent, or the Issuing Bank receives a refund of indemnified Taxes or Other Taxes with respect to which the Company or any other Borrower has made payment to the Bank, Agent, or the Issuing Bank pursuant to this Section 2.15(c), the Bank, Agent, or the Issuing Bank, as the case may be, shall pay over such refund to the Company or other Borrower within 10 Days after receipt of such refund.

          (d)  Each Bank organized under the laws of a
jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), and at any time it changes its Applicable Lending Office, shall provide the Company and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (e) For any period with respect to which a Bank has failed to provide the Company or the Administrative Agent with the appropriate form pursuant to Section 2.15(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 2.15(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) If any Loan Party is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

          (g) If any Borrower is organized under a jurisdiction outside of the United States, the Issuing Bank and each Bank and Agent will use reasonable efforts to cooperate with such Borrower and the Company (but shall not be required to disclose any information it considers, in its sole discretion, to be confidential) to assist such Borrower to obtain any reduction of or limit on Taxes subject to the indemnification provisions of this Section 2.15.

          SECTION 2.16. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Loan Party under any Loan Document in the currency expressed to be payable herein or therein (the Aspecified currency@) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent=s New York office on the Euro-Dollar Business Day preceding that on which final judgment is given. The obligations of each Loan Party in respect of any sum due to the Issuing Bank or any Bank or Agent under any Loan Document or under any Note or Letter of Credit shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Euro-Dollar Business Day following receipt by the Issuing Bank or such Bank or Agent (as the case may be) of any sum adjudged to be so due in such other currency the Issuing Bank or such Bank or Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to the Issuing Bank or such Bank or Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Issuing Bank or such Bank or Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to the Issuing Bank or any Bank or Agent, as the case may be, the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 11.04, the Issuing Bank and such Bank or Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

          SECTION 2.17. Foreign Subsidiary Costs. (a) If the cost to any Bank of making or maintaining any Loan to an Eligible Subsidiary is increased or the cost to the Issuing Bank of issuing or maintaining any Letter of Credit for the account of an Eligible Subsidiary hereunder, or the amount of any sum received or receivable by the Issuing Bank or any Bank (or its Applicable Lending Office) is reduced by an amount deemed by the Issuing Bank or such Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States of America, the Company shall indemnify the Issuing Bank or such Bank for such increased cost or reduction within 15 days after demand by the Issuing Bank or such Bank (with a copy to the Administrative Agent). A certificate of the Issuing Bank or such Bank claiming compensation under this subsection 2.17(a) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

          (b) Each Bank and the Issuing Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge that will entitle the Issuing Bank or such Bank to additional interest or payments pursuant to subsection 2.17(a) and, in the case of any Bank, will use reasonable efforts to designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

          SECTION 2.18.  Letters of Credit.  (a) General.
Subject to the terms and conditions set forth herein, each of the Borrowers may request the issuance of Letters of Credit, denominated in Dollars, for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.
In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Euro-Dollar Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if the conditions to issue set forth in Section 3.02 hereof have been satisfied and only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000 and (ii) the sum of the LC Exposures and the principal amount of outstanding Loans shall not exceed the total Commitments.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of
(i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is ten Domestic Business Days prior to the Termination Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Banks, the Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Bank's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Bank's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to any Borrower for any reason. Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit in accordance with the terms hereof or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on or prior to the second Domestic Business Day following the date such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such second Domestic Business Day, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Domestic Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Domestic Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $5,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.02 that such payment be financed with a Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Bank of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Bank's Applicable Percentage thereof. Promptly following receipt of such notice, each Bank shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Loans made by such Bank (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Banks), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Banks. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Banks have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Banks and the Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Banks nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Banks with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.07(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Bank pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Bank to the extent of such payment.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Banks of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.08(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Banks (or, if the maturity of the Loans has been accelerated, Banks with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Banks, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VI. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Banks with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.


                            ARTICLE 3

                           CONDITIONS

          SECTION 3.01.  Effectiveness.  The obligations of the
Banks to extend credit under this Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 11.05):

          (a)      receipt by the Syndication Agent of
counterparts hereof and of each Loan Document signed by each of the parties hereto and thereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Syndication Agent in form satisfactory to it of telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof or thereof by such party);

          (b) receipt by the Syndication Agent of an opinion of John T. Ferguson II, Esq., General Counsel of the Company, substantially in the form of Exhibit B hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (c) receipt by the Syndication Agent of an opinion of Wachtell Lipton Rosen & Katz, special counsel for the Company, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) receipt by the Syndication Agent of evidence satisfactory to it that (i) all fees and expenses payable for the account of the Banks and the Agents and their affiliates on or before the Effective Date have been paid in full in the amounts previously agreed upon on or prior to the Effective Date and
(ii) the commitments under the Existing Credit Agreements have been terminated and the principal of and interest on all loans and accrued fees outstanding thereunder have been paid in full; and

          (e)     receipt by the Syndication Agent of all
documents it may reasonably request relating to the existence of the Loan Parties, the corporate authority for and the validity of this Agreement, the other Loan Documents and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Syndication Agent;

provided that the Banks shall have no obligation to extend credit hereunder and their commitments under this Agreement shall become null and void unless all of the foregoing conditions are satisfied not later than November 14, 1999. The Syndication Agent shall promptly notify the Company, the Administrative Agent and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 3.02. Borrowings. The obligations of any Bank to make a Loan on the occasion of any Borrowing (excluding a continuation or conversion of any Borrowing which does not increase the principal amount of Loans outstanding under such Borrowing) and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, are subject to the satisfaction of the following conditions:

          (a)      in the case of a Loan, receipt by the
Administrative Agent of a Notice of Borrowing as required by
Section 2.02 or 2.03, as the case may be;

          (b)      the fact that, immediately after such
Borrowing or such issuance, amendment, renewal or extension of such Letter of Credit, the sum of the aggregate outstanding principal amount of the Loans and the aggregate LC Exposures will not exceed the aggregate amount of the Commitments;

          (c) the fact that, immediately before and after such Borrowing or such issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing; and

          (d) the fact that the representations and warranties of the Borrowers contained in this Agreement (except, unless the Borrowing is taking place on the Effective Date, the representation and warranty set forth in Section 4.04(b) as to any matter which has theretofore been disclosed in writing by the Company to the Banks) shall be true and correct on and as of the date of such Borrowing.

Each Borrowing hereunder and the issuance, amendment, renewal or extension of any Letter of Credit hereunder, shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, or such issuance, amendment, renewal or extension of such Letter of Credit, that the facts specified in clauses (b), (c) and, to the extent applicable, (d) of this Section are true and correct.

          SECTION 3.03. First Borrowing by Each Eligible Subsidiary. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary, and of the Issuing Bank to issue a Letter of Credit on the occasion of the first Letter of Credit issued for the account of each Eligible Subsidiary, is subject to the satisfaction of the following further conditions:

          (a) receipt by the Administrative Agent of an opinion of counsel for such Eligible Subsidiary acceptable to the Administrative Agent, substantially in the form of Exhibit J hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

          (b) receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, the Loan Documents and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.

          The opinion referred to in clause (a) above shall be dated no more than five Euro-Dollar Business Days before the date of the first Borrowing by such Eligible Subsidiary hereunder or the issuance of the first Letter of Credit for the account of such Eligible Subsidiary hereunder.


                          ARTICLE 4

               REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants that:

          SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02.  Corporate and Governmental
Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party are within the corporate powers of such Loan Party, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or Regulation or of the certificate of incorporation or by-laws of any Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Loan Party or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          SECTION 4.03.  Binding Effect.  This Agreement and each
Loan Document constitutes a valid and binding agreement of each Loan Party party thereto and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the relevant Borrower.

          SECTION 4.04. Financial Information. (a) The unaudited pro forma combined balance sheet of Crompton & Knowles Corporation and Witco Corporation as of June 26, 1999 (for Crompton & Knowles Corporation) and as of June 30, 1999 (for Witco Corporation) and the related consolidated statement of operations for the years ended December 26, 1998 (for Crompton & Knowles Corporation) and December 31, 1998 (for Witco Corporation), a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of Crompton & Knowles Corporation and Witco Corporation and their respective consolidated subsidiaries as of such dates and their consolidated results of operations for such periods.

          (b) Since June 26, 1999, there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole or, with respect to any change occurring prior to September 1, 1999, of Witco Corporation and its consolidated subsidiaries and Crompton & Knowles Corporation and its consolidated subsidiaries, all taken as a whole.

          (c) the Management Projections contained in the Confidential Information Memorandum dated September, 1999, relating to the credit facility hereunder, were prepared in good faith on the basis of assumptions believed to reasonable at the time such assumptions were made.

          SECTION 4.05. Litigation. Except as disclosed in the Company=s S-4, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would materially adversely affect the business (taken as a whole), consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries or which in any manner draws into question the validity or enforceability of any Loan Document or the Notes.

          SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all respect with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except for such noncompliance which would not have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, except in the case of clause (iii) above for such liabilities which do not exceed $5,000,000 in the aggregate during the term of this Agreement.

          SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that, except as disclosed in the Company=s S-4, Environmental Laws are unlikely to have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.08. Taxes. United States Federal income tax returns of Crompton & Knowles Corporation and Witco Corporation have been examined and settled through December 31, 1997, for Crompton & Knowles Corporation, and through December 31, 1995, for Witco Corporation. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except for items being diligently contested in good faith and by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

          SECTION 4.09. Subsidiaries. Each of the Company=s Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.10. Not an Investment Company or a Public Utility Holding Company. The Company is not an Ainvestment company@ within the meaning of the Investment Company Act of 1940, as amended, or a Aholding company@ within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 4.11. Full Disclosure. All information heretofore furnished by the Company to the Agents or any Bank in writing for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Agents or any Bank in writing will be, taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee) the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company or any other Loan Party to perform its obligations under this Agreement or any other Loan Document.

          SECTION 4.12. Year 2000. The Company and its Subsidiaries are taking commercially reasonable steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Company and its Subsidiaries as a result of what is commonly referred to as the AYear 2000 Problem@ (i.e., the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31,
1999), (b) the Company and its Subsidiaries reasonably believe that any remedial actions required to permit the proper functioning of any systems critical to the operations of the Company and its Subsidiaries, taken as a whole, despite the Year 2000 Problem have been or will be performed on or prior to December 31, 1999 and (c) the Company and its Subsidiaries reasonably believe that the Year 2000 Problem (including any preparations or remediations in response thereto) will not have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.


                           ARTICLE 5

                           COVENANTS

          The Company agrees that, so long as any Bank has any Commitment or LC Exposure hereunder or any LC Disbursement remains unreimbursed or any amount payable hereunder or under any Note remains unpaid:

          SECTION 5.01.  Information.  The Company will deliver
to the Administrative Agent for distribution to each of the
Banks:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and shareholders= equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with generally accepted accounting principles by KPMG LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations for such quarter and consolidated statements of operations and condensed cash flows for the portion of the Company=s fiscal year ended at the end of such quarter, setting forth in the case of the statement of operations in comparative form the figures for the corresponding quarter, in the case of the statements of operations and cash flows the figures for the corresponding portion of the Company=s previous fiscal year and in the case of the balance sheet the figures for the previous year end, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer, treasurer or the controller or other chief accounting officer of the Company;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, treasurer or the controller or other chief accounting officer of the Company
(i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.07 to 5.08, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements relating only to Sections 5.07, 5.08(a), 5.08(c), 5.08(f), 5.08(g)(i), 5.08(g)(ii) and
5.08(h) and (ii) confirming the calculations set forth in the officer=s certificate delivered simultaneously therewith pursuant to clause (c) above;

          (e) within five Domestic Business Days after any Principal Officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the controller or other chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy, statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

          (h)      if and when any member of the ERISA Group
(i) gives or is required to give notice to the PBGC of any "reportable event@ (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;
(iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the controller or other chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

          (i) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as any Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity (or, in the case of tax liabilities, if later, before the same become subject to penalties), all their respective obligations and liabilities (including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings) if the failure to so pay and discharge would have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries considered as a whole, and will maintain, and will maintain for each Material Subsidiary or cause each Material Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          SECTION 5.03. Maintenance of Property; Insurance. The Company will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause each Material Subsidiary to maintain (either in the name of the Company or in such Material Subsidiary=s own name) with insurance companies which at the time such insurance is purchased or renewed are financially sound and reputable, insurance on all their property in at least such amounts (including self-insurance retentions) and against at least such risks as are usually insured against (including self-insurance retentions) in the same general area by companies of similar size engaged in the same or a similar business; and will furnish to the Banks, upon written request from the Administrative Agent, full information as to the insurance carried.

          SECTION 5.04. Conduct of Business and Maintenance of Existence. The Company and its Material Subsidiaries (on a consolidated basis) will continue to engage in business of the same general types as now conducted by the Company and its Material Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Company or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Wholly-Owned Consolidated Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the corporate existence, rights, privileges or franchises of any Subsidiary (other than any Subsidiary which is a Borrower) if the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Banks or
(iii) any disposition of assets not prohibited by Section 5.09 hereof.

          SECTION 5.05. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder and all applicable laws, ordinances, rules, regulations and requirements of governmental authorities relating to the acquisition referred to in Section 5.10) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where failure to comply would not materially adversely affect the business (taken as a whole), consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries.
          SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Material Subsidiary to permit, representatives of any Bank at such Bank=s expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all upon such reasonable notice, at such reasonable times and as often as may reasonably be desired.

          SECTION 5.07.  Financial Covenants.  (a) The Company
will not permit the Leverage Ratio at any time to exceed 3.50 to 1.00.

          (b)  The Company will not permit the Interest Coverage
Ratio at any time to be less than 3.00 to 1.00.

          SECTION 5.08.  Negative Pledge.  Neither the Company
nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $75,000,000 (exclusive of Liens permitted by clause (h) of this Section);

          (b)     any Lien existing on any asset of any
corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof or completion of the construction or improvement thereto, as the case may be,

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

          (g) Liens not otherwise permitted by the foregoing clauses of this Section arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure obligations in an amount exceeding $100,000,000 in the aggregate and (iii) do not materially impair the use of the assets subject thereto in the operation of the business of the Company and its Subsidiaries; or

          (h) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt or interest rate and currency swaps in an aggregate principal amount, notional principal and final exchange amount at any time outstanding not to exceed $50,000,000.

          SECTION 5.09. Consolidations, Mergers and Sales of Assets. The Company and its Subsidiaries will not
(i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer, directly or indirectly, any of the assets of the Company and its Subsidiaries, to any other Person; provided that (A) the Company or a Subsidiary may merge with another Person if (x) the Company or, in the case of a merger not involving the Company, a Subsidiary Guarantor is the corporation surviving such merger and (y) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (B) each of the Company and its Subsidiaries may sell, lease or otherwise transfer any of its inventory in the ordinary course of business and any of its assets which, in the judgment of its officers, are obsolete, excess or unserviceable and (C) the Company and its Subsidiaries may sell, lease or transfer any of their assets with a market value that does not, in the aggregate together with all other sales, leases and transfers pursuant to this clause (C), exceed 25% of the total assets of the Company and its Subsidiaries as of the date hereof.

          SECTION 5.10. Use of Proceeds. Letters of Credit and the proceeds of the Loans made under this Agreement will be used by the Borrowers for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Amargin stock@ within the meaning of Regulation U.

          SECTION 5.11. Additional Subsidiaries. The Company will ensure at all times that Domestic Subsidiaries are (or become within 10 Domestic Business Days of being formed or acquired) Subsidiary Guarantors so that (a) the total assets of the Company and the Subsidiary Guarantors comprise at least 85% by book value of the total assets of the Company and the Domestic Subsidiaries and (b) the total revenues of the Company and the Subsidiary Guarantors, as of the most recently ended fiscal quarter, comprise at least 85% of the total revenues of the Company and the Domestic Subsidiaries for such fiscal quarter; provided, that only Domestic Subsidiaries shall be required to become Subsidiary Guarantors.


                                 ARTICLE 6

                                 DEFAULTS

          SECTION 6.01.  Events of Default.  If one or more of
the following events (AEvents of Default@) shall have occurred and be continuing:

          (a) any Borrower shall fail to pay when due any principal of any Loan or to reimburse when due any LC
Disbursement, or shall fail to pay within three Domestic Business
Days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

          (b) the Company or any other Borrower shall fail to observe or perform any applicable covenant contained in Sections 5.07 to 5.10, inclusive;

          (c) any Loan Party shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by any Loan Party in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) a ADefault@ occurs and is continuing under the 364-Day Credit Agreement or the Company or any Subsidiary shall fail to make any payment of principal, face amount, interest, premium, fees or any similar obligation in respect of any Material Financial Obligations when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder=s behalf to accelerate the maturity thereof;

          (g) the Company, any other Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Company, any other Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company, any other Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

          (j) a judgment or order, or judgments or orders, for the payment of money in excess, in the aggregate, of $25,000,000 (in excess of available insurance coverage) shall be rendered against the Company, any other Borrower or any Material Subsidiary and such judgment or order, or judgments or orders, shall continue unsatisfied and unstayed for a period of 30 days;

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Company; or, during any period of twelve consecutive calendar months commencing after September 1, 1999, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company; or

          (l) the guaranty by the Company in Article 10 or the Subsidiary Guarantee Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Company (or any Person on behalf of the Company) or any Subsidiary Guarantor shall deny or disaffirm its obligations under such guaranty;

then, and in every such event, the Administrative Agent shall
(i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, (ii) if requested by Banks holding more than 50% of the aggregate amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and (iii) if requested by Banks having more than 50% in aggregate of the LC Exposures then outstanding, demand cash collateral be deposited in accordance with Section 2.18(j); provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to any Borrower, automatically, without any notice to any Borrower or any other act by the Agents or the Banks, the Commitments shall thereupon terminate, the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and the Company shall be obligated to deposit cash collateral as provided in Section 2.18(j).

          SECTION 6.02.  Notice of Default.  The Administrative
Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                            ARTICLE 7

                           THE AGENTS

          SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as its agent on its behalf and to exercise such powers under the Loan Documents and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02. Agents and Affiliates. Each of the Agents shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and each of the Agents and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not an Agent hereunder.

          SECTION 7.03. Action by Agents. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, none of the Agents shall be required to take any action with respect to any Default, except as expressly provided with respect to the Administrative Agent in Article 6.

          SECTION 7.04. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable to any Bank for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05. Liability of Agents. None of the Agents nor any of their respective affiliates or any of their respective directors, officers, agents or employees shall be liable to any Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents nor any of their respective affiliates or any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower;
(iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document, the Notes or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except in the case of each indemnitee such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with any Loan Document or any action taken or omitted by such indemnitees hereunder or thereunder.

          SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which successor shall (unless an Event of Default shall have occurred and be continuing) be reasonably acceptable to the Company. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which successor shall (unless an Event of Default shall have occurred and be continuing) be reasonably acceptable to the Company, and which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent=s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

          SECTION 7.09. Agents= Fees. The Company shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and such Agent.

          SECTION 7.10. Co-Documentation Agents. Notwithstanding anything to the contrary contained herein, none of the Banks identified on the facing page or signature pages of this Agreement as "co-documentation agent" shall have any right, power, obligation, liability, responsibility or duty under any Loan Document other than those applicable to all Banks as such. Without limiting the foregoing, none of such Banks shall have or be deemed to have any fiduciary relationship with any other Bank in connection herewith. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                        ARTICLE 8

                    CHANGE IN CIRCUMSTANCES

          SECTION 8.01. Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market
LIBOR Loan:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of a Committed Borrowing, Banks having 50% or more of the amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, to such Borrower as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period.

          (c) the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing in the same aggregate amount as the requested Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall be made in the same aggregate amount as the requested Borrowing and shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

          SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) or by the Issuing Bank with any request or directive promulgated on or after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower or for the Issuing Bank to issue or maintain any Letter of Credit and such Bank or the Issuing Bank, as the case may be, shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank or the Issuing Bank, as the case may be, notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower, or of the Issuing Bank to issue Letters of Credit in favor of such Borrower, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, each Bank will use reasonable efforts to designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to such Borrower to maturity and shall so specify in such notice, such Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, such Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan, any obligation to make Committed Loans, any Letter of Credit or any commitment to issue or participate in Letters of Credit or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency made or promulgated after the date hereof shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by or Letters of Credit issued by or participated in, the Issuing Bank or any Bank (or its Applicable Lending Office) or shall impose on the Issuing Bank or any Bank (or its Applicable Lending
Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, the Letters of Credit or its Note or its obligation to make Fixed Rate Loans or to issue or participate in Letters of Credit and the result of any of the foregoing is to increase the cost to the Issuing Bank or such Bank (or its Applicable Lending Office) of making or maintaining any Letter of Credit or Fixed Rate Loan or participation therein, or to reduce the amount of any sum received or receivable by the Issuing Bank or such Bank (or its Applicable Lending
Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank or the Issuing Bank to be material, then, within 15 days after demand by such Bank or the Issuing Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank or the Issuing Bank such additional amount or amounts as will compensate such Bank or the Issuing Bank for such increased cost or reduction.

          (b) If any Bank or the Issuing Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or Regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Issuing Bank or such Bank (or the Parent of either) as a consequence of the Issuing Bank's or such Bank=s obligations hereunder to a level below that which the Issuing Bank or such Bank (or the Parent of either) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Issuing Bank or such Bank to be material, then from time to time, within 15 days after demand by the Issuing Bank or such Bank (with a copy to the Administrative Agent), the Company shall pay to the Issuing Bank or such Bank such additional amount or amounts as will compensate the Issuing Bank or such Bank (or the Parent of either) for such reduction.

          (c) Each Bank and the Issuing Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle the Issuing Bank or such Bank to compensation pursuant to this Section and, in the case of a Bank, will use reasonable efforts to designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of the Issuing Bank or any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Issuing Bank or such Bank may use any reasonable averaging and attribution methods.

          SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans to any Borrower has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03(a) with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days= prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans to such Borrower which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, to such Borrower shall be made instead as Base Rate Loans
 (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

          (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, to such Borrower has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                             ARTICLE 9

                    REPRESENTATIONS AND WARRANTIES
                      OF ELIGIBLE SUBSIDIARIES

          Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

          SECTION 9.01. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Wholly-Owned Consolidated Subsidiary.

          SECTION 9.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of the Loan Documents to which it is a party and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or Regulation or of its certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          SECTION 9.03. Binding Effect. Each Loan Document to which such Eligible Subsidiary is a party constitutes a valid and binding agreement of it and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary.

          SECTION 9.04. Taxes. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.


                            ARTICLE 10

                            GUARANTY

          SECTION 10.01. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts (including with respect to LC Disbursements) payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

          SECTION 10.02. Guaranty Unconditional. The obligations
of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected
by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible
Subsidiary under this Agreement, any other Loan Document or any Note, by operation of law or otherwise;

          (b) any modification or amendment of or supplement to this Agreement, any other Loan Document or any Note;

          (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement, any other Loan
Document or any Note;

          (d) any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement, any other Loan Document or any Note;

          (e) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, any Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (f) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement, any other Loan Document or any Note, or any provision of applicable law or Regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under any Loan Document; or

          (g) any other act or omission to act or delay of any kind by any Eligible Subsidiary, any Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company=s obligations hereunder.

          SECTION 10.03. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. The Company=s obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Loan Parties under the Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Eligible Subsidiary under this Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company=s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

          SECTION 10.04. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

          SECTION 10.05. Subrogation. Upon making any payment with respect to any Eligible Subsidiary hereunder, the Company shall be subrogated to the rights of the payee against such Eligible Subsidiary with respect to such payment; provided that the Company shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Loans and all other amounts payable under this Agreement have been paid in full.
          SECTION 10.06. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.


                                ARTICLE 11

                                MISCELLANEOUS

          SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of any Borrower, at its address, facsimile number or telex number set forth on the signature pages hereof (or, in the case of an Eligible Subsidiary, its Election to Participate), (b) in the case of the Administrative Agent, at its address, facsimile number or telex number in New York City set forth on the signature pages hereof, (c) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (d) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agents and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices under Article 2 or Article 8 shall not be effective until received.

          SECTION 11.02. No Waivers. No failure or delay by either Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 11.03. Expenses; Indemnification. (a) The Company shall pay (i) all out-of-pocket expenses of the Agents, including reasonable fees and disbursements of special counsel for the Agents, in connection with the preparation and administration of the Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, (ii) all out-of-pocket expenses of the Issuing Bank, including reasonable fees and disbursements of special counsel for the Issuing Bank, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by any of the Issuing Bank, the Agents and each Bank, including fees and disbursements of counsel (which counsel may be an employee of such Bank or the Issuing Bank), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Company agrees to indemnify the Issuing Bank, each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each, an Aindemnitee@) and hold each indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (which counsel may be an employee of such indemnitee), which may be incurred by such indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of any Loan Document or any actual or proposed use of proceeds of Loans or Letters of Credit hereunder; provided that no indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct or breach of its obligations under any Loan Document as determined by a court of competent jurisdiction.

          SECTION 11.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Loans and participations in LC Disbursement owed to it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loans and participations in LC Disbursements owed to such other Bank, the Bank receiving such proportionately greater payment shall purchase participations in such Loans and participations in LC Disbursements held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and the participations in LC Disbursements held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or LC Disbursement, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

          SECTION 11.05. Amendments and Waivers. Any provision of this Agreement, the other Loan Documents or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Issuing Bank or any Agent are affected thereby, by the Issuing Bank or such Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or LC Disbursement or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or LC Disbursement or any fees hereunder or for any scheduled reduction or termination of any Commitment, or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) modify any provision of
Article 10 in any material respect or (vi) release all or any substantial portion of the Subsidiary Guarantors from their Guarantees under the Subsidiary Guarantee Agreement, except as provided therein; provided further that no such amendment, waiver or modification shall, unless signed by an Eligible Subsidiary,
(w) subject such Eligible Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary, (y) change the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this proviso.

          SECTION 11.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a AParticipant@) participating interests in its Commitment or any or all of its Loans and its interest in LC Disbursements. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank=s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or
(iii) of Section 11. 05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an AAssignee@) all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the consent of the Company, the Issuing Bank and the Administrative Agent, such consents not to be unreasonably withheld; provided that if an Assignee is an affiliate of a Bank or was a Bank immediately prior to such assignment, no such consent shall be required, and if an Event of Default has occurred and is continuing, the consent of the Company shall not be required; and provided further that any assignment shall not be less than $10,000,000, or if less, shall constitute an assignment of all of such Bank=s rights and obligations under this Agreement and the Notes. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.17.
          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank=s rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company=s prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          (f) Notwithstanding anything to the contrary contained herein, any Bank (a AGranting Bank@) may grant to a special purpose funding vehicle (an ASPC@) of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Company, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to Section 2.01; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by the Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Bank would otherwise be liable, for so long as, and to the extent, the related Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.06 any SPC may (i) with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interest in any Loans to its Granting Bank or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended with respect to any SPC without the written consent of such SPC's Granting Bank. Notwithstanding any grant of rights to an SPC pursuant to this paragraph, the Granting Bank shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that the Granting Bank may enter into and perform any agreement with the SPC as to the manner in which it will exercise such right.

          SECTION 11.07. Collateral. Each of the Banks represents to the Agents and each of the other Banks that it in good faith is not relying upon any Amargin stock@ (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 11.08. Governing Law; Submission to
Jurisdiction. (a) This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New
York.

          (b) Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          (c) Each Borrower irrevocably designates and appoints CT Corporation System, having an office on the date hereof at 1633 Broadway, New York, New York 10102 as such Borrower=s authorized agent, to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding referred to in subsection (b) above in any federal or New York State court sitting in New York City. Each Borrower represents and warrants that such agent has agreed to accept such appointment. Said designation and appointment shall not be revocable by any Borrower until all principal, interest and other amounts payable hereunder shall have been paid in full in accordance with the provisions hereof or, if earlier, when such Borrower=s status as a Borrower hereunder is terminated. If such agent shall cease to act as agent for any Borrower, such Borrower agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Agent.

          (d) Each Borrower consents to process being served in any suit, action or proceeding referred to in subsection (b) above in any federal or New York State court sitting in New York City by service of process upon its agent appointed as provided in subsection (c) above; provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to such Borrower at its address specified in or pursuant to Section 11.01. Each Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, constitute valid and personal service upon and personal delivery to such Borrower.

          (e) Nothing in this Section shall affect the right of the Administrative Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Administrative Agent or any Bank to bring proceedings against any Borrower in the courts of any jurisdiction or jurisdictions.

          SECTION 11.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 11.10. Waiver of Jury Trial. EACH OF THE COMPANY, THE BORROWERS, THE ISSUING BANK, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 11.11. Confidentiality. Each Bank agrees to exercise all reasonable efforts to keep any information delivered or made available by a Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) to its affiliates and its and their officers, directors, employees, agents, attorneys and accountants who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section,
(iii) upon the order of any court or administrative agency,
(iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (v) which has been publicly disclosed, (vi) to the extent reasonably required in connection with any litigation to which any Agent, any Bank, or their respective affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) to such Bank=s legal counsel and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                CK WITCO CORPORATION



                                By /s/John R. Jepsen
                                Name: John R. Jepsen
                                Title: Vice President & Treasurer
                                       CK Witco Corporation


                                Attention:
                                Facsimile number:

                                CITIBANK, N.A., individually and
                                as Administrative Agent,



                                By /s/Carolyn Sheridan
                                Name: Carolyn Sheridan
                                Title: Vice President
                                       Citibank, N.A.



                                Attention:
                                Facsimile number:

                          PRICING SCHEDULE


          Each of AFacility Fee Rate@, AEuro-Dollar Margin@ and ACD Margin@ means, for any day, the rate set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies on such day as determined based on the ratings by Moody's and S&P:


               Level I  Level II  Level III  Level IV  Level V
Pricing Level  A-/A3    BB+/Baa1  BBB/Baa2   BBB-/Baa3 <BBB-/Baa3

Facility Fee
 Rate          .100%    .125%     .150%      .200%     .250%
Euro-Dollar
 Margin        .325%    .375%     .475%      .675%    1.000%
CD Margin     1.575%   1.625%    1.725%     1.925%    2.250%
Utilization
 Fee          0.125%   0.125%    0.125%     0.250%    0.250%


          For purposes of this Schedule, the following terms have the following meanings:

          AMoody=s@ means Moody=s Investors Service, Inc.

          AS&P@ means Standard & Poor=s Ratings Services, a division of The McGraw-Hill Companies, Inc.


The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day. In the case of split ratings from S&P and Moody=s, the rating to be used to determine the applicable Pricing Level is the higher of the two ratings (e.g., A-/Baa1 results in Level I Pricing) or, if the ratings differ by more than one Level indicated above, the rating one above the lower of the two ratings; provided that if one of such ratings is below Level III, the Pricing Level will be based on the lower of such ratings.

                                            EXHIBIT A

                              NOTE


                                          New York, New York
                                                        , 19

     For value received, [name of relevant Borrower], a [relevant Borrower=s jurisdiction of incorporation] corporation (the ABorrower@), promises to pay to the order of [name of Bank] (the ABank@), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan or as otherwise provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Citibank, N.A., 399 Park Avenue, New York, NY 10043.

     All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Five-Year Credit Agreement dated as of October 28, 1999 among CK Witco Corporation, the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof, Citibank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Bank of America, N.A. and Deutsche Bank Securities Inc., as Co-Documentation Agents (as the same may be amended from time to time, the ACredit Agreement@). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

     [The payment in full of the principal and interest on this note has, pursuant to the provisions of the Credit Agreement, been unconditionally guaranteed by CK Witco Corporation.]

                             [NAME OF RELEVANT BORROWER]


                                   By
                                   Name:
                                   Title:




                   Note (cont=d)

            LOANS AND PAYMENTS OF PRINCIPAL

Date    Amount of    Type of    Amount of    Maturity    Notation
          Loan        Loan      Principal      Date      Made By
                     Repaid

                                           EXHIBIT B


         OPINION OF JOHN T. FERGUSON, II, ESQ.,
            GENERAL COUNSEL OF THE COMPANY



                                        October 28, 1999


To the Banks and the Agents
 Referred to Below
c/o Bank of America, N.A. and
 Deutsche Bank Securities Inc.,
  as Co-Documentation Agents
[             ]

Dear Sirs:

     I am General Counsel of CK Witco Corporation (the ACompany@). This opinion is being rendered to you pursuant to
Section 3.01(b) of the Five-Year Credit Agreement dated as of October 28, 1999 (the ACredit Agreement@) among the Company, the Eligible Subsidiaries referred to therein, the Banks listed on the signature pages thereof, The Chase Manhattan Bank, as Syndication Agent, Citibank, N.A., as Administrative Agent, and Bank of America, N.A. and Deutsche Bank Securities Inc., as Co-Documentation Agents. Terms defined in the Credit Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and its Subsidiaries and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed, with your permission, that the signatures (other than those of officers of the Company and its Subsidiaries) on all the documents that I have examined are genuine.

     Upon the basis of the foregoing, I am of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. Each of the Company=s Subsidiaries which is a Asignificant subsidiary@ within the meaning of Regulation S-X of the Securities and Exchange Commission is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers required to carry on its business as now conducted.

          2. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party=s corporate powers, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any governmental agency or official.

          3. The execution, delivery and performance by the Company of the Credit Agreement and by the other Loan Parties of the Loan Documents to which they are parties will not contravene, or constitute a default under, any provision of applicable law or Regulation or of the articles of incorporation or bylaws of any Loan Party or any agreement or instrument evidencing Debt of any Loan Party or, to the best of my knowledge, any other agreement, judgment, injunction, order, decree or other instrument binding upon any Loan Party or, to the best of my knowledge, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          4. The Credit Agreement constitutes a valid and binding agreement of the Company and the other Loan Documents constitute valid and binding agreements of the Loan Parties that are party thereto..

          5. Except as disclosed in the Company=s S-4 as filed with the Securities and Exchange Commission on July 28, 1999, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business or consolidated financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement, any other Loan Document or the Notes. For the purposes hereof, I have not regarded an action, suit or proceeding to be Athreatened@ against the Company or any of its Subsidiaries unless the potential litigant has manifested to the management of the Company in writing an intention to institute the same.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

Very truly yours,

                                               EXHIBIT C

                         OPINION OF
                 WACHTELL LIPTON ROSEN & KATZ,
                SPECIAL COUNSEL FOR THE COMPANY





                                         October 28, 1999


To the Banks and the Agents
 Referred to Below
c/o Bank of America, N.A. and Deutsche
 Bank Securities Inc., as
 Co-Documentation Agents
[                ]
[                ]

Dear Sirs:

     We have acted as special counsel to CK Witco Corporation, a Delaware corporation (the ACompany@), in connection with the Five-Year Credit Agreement (the ACredit Agreement@) dated as of October 28, 1999 among the Company, the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof (the ABanks@), The Chase Manhattan Bank, as Syndication Agent, Citibank, N.A., as Administrative Agent and Bank of America, N.A. and Deutsche Bank Securities Inc., as Co-Documentation Agents (the AAgents@). This opinion is being delivered pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by the Company of the Credit Agreement and its Notes [and by each Loan Party that is organized under the laws of Delaware or New York of the Loan Documents to which such Loan party is a party] are within the corporate powers of the Company and such Loan Parties, respectively, and have been duly authorized by a necessary corporate action.

     2. The Loan Documents constitute valid and binding agreements of the Company and the Loan Parties party thereto, in each case enforceable against the Company and such Loan Parties in accordance with their respective terms, except to the extent the same may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or similar laws of general application and by general principles of equity (whether considered in a proceeding at law or in equity).

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

    This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                   Very truly yours,

                                           EXHIBIT D


           ASSIGNMENT AND ASSUMPTION AGREEMENT


          AGREEMENT dated as of  _______, 19_ among [ASSIGNOR]
(the AAssignor@), [ASSIGNEE] (the AAssignee@), [CK WITCO
CORPORATION (the ACompany@), CITIBANK, N.A., as Administrative
Agent and BANK OF AMERICA, N.A. and DEUTSCHE BANK SECURITIES INC.
as Co-Documentation Agents (collectively the AAgents@)].

                    W I T N E S S E T H

          WHEREAS, this Assignment and Assumption Agreement (the AAgreement@) relates to the Five-Year Credit Agreement dated as of October 28, 1999 among the Company, the Eligible Subsidiaries referred to therein, the Assignor and the other Banks party thereto, as Banks, and the Agents (as the same may be amended or modified from time to time, the ACredit Agreement@);

          WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans in an aggregate amount at any time outstanding not to exceed $_________________;

          WHEREAS, Committed Loans made by the Assignor under the Credit Agreement in the aggregate amount of $_____ are outstanding at the date hereof; and

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $_________ (the AAssigned Amount@), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, (the Company and the Agents) and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and
(ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof, in Dollars (in Federal Funds), the amount heretofore agreed between them.1 It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party=s interest therein and shall promptly pay the same to such other party.

          [SECTION 4. Consent of the Company and the Agents. This Agreement is conditioned upon the consent of the Company and the Agents pursuant to Section 11.06(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agents is evidence of this consent. Pursuant to Section 11.06(c) the Borrower agrees, if requested by the Assignee, to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

          SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

1 Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee.

          SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                 [ASSIGNOR]


                                 By
                                 Name:
                                 Title:


                                 [ASSIGNEE]


                                 By
                                 Name:
                                 Title:


                                 [CK WITCO CORPORATION


                                 By
                                 Name:
                                 Title:   ]


                                 CITIBANK, N.A., as
                    Administrative Agent


                                 By
                                 Name:
                                 Title:



                                 [BANK OF AMERICA, N.A., as Co-
                                 Documentation Agent,


                                 By
                                 Name:
                                 Title:   ]


                                 [DEUTSCHE BANK SECURITIES INC.,
                                  as Co-Documentation Agent,


                                 By
                                 Name:
                                 Title:   ]

                                              EXHIBIT E

               FORM OF MONEY MARKET QUOTE REQUEST



                                                [Date]


To:          Citibank, N.A. (the AAdministrative Agent@)

From:        [Name of Relevant Borrower]

Re: Five-Year Credit Agreement (the ACredit Agreement@) dated as of October 28, 1999 among CK Witco
             Corporation, the Eligible Subsidiaries referred to therein, and the Banks and Agents listed on the signature pages thereof



     We hereby give notice pursuant to Section 2.03 of the Credit
Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:

Principal Amount 1            Interest Period 2

$

     Such Money Market Quotes should offer a Money Market
[Margin] [Absolute Rate]. [The applicable base rate is the London
Interbank Offered Rate.]

     Terms used herein have the meanings assigned to them in the Credit Agreement.

1 Amount must be equal to $5,000,000 or a larger multiple of
  $1,000,000.
2 Not less than one month (LIBOR Auction) or not less than 7 days
 (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.


                             [Name of Relevant Borrower]


                             By
                             Name:
                             Title:

                                              EXHIBIT F

        FORM OF INVITATION FOR MONEY MARKET QUOTES



To:     [Name of Bank]

Re:     Invitation for Money Market Quotes to [Name of Borrower]
        (the ABorrower@)



     Pursuant to Section 2.03 of the Five-Year Credit Agreement dated as of October 28, 1999 among CK Witco Corporation, the Eligible Subsidiaries referred to therein, the Banks and Agents (including the undersigned) parties thereto, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:

Principal Amount          Interest Period
$

     Such Money Market Quotes should offer a Money Market
[Margin] [Absolute Rate]. [The applicable base rate is the London
Interbank Offered Rate.]

     Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City/London time) on [date].

                         CITIBANK, N.A., as Administrative Agent


                         By
                         Authorized Officer

                                         EXHIBIT G

         FORM OF FIVE-YEAR MONEY MARKET QUOTE


To:     Citibank, N.A., as Administrative Agent
Re:     Money Market Quote to [Name of Borrower] (the "Borrower")


     In response to your invitation on behalf of the Borrower dated ______________, 19__, we hereby make the following Money
Market Quote on the following terms:

          1. Quoting Bank:

          2. Person to contact at Quoting Bank:

          3. Date of Borrowing:                           *

          4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal     Interest      Money Market
Amount**      Period***     [Margin***][Absolute Rate****]
$
$

[Provided, that the aggregate principal amount of Money Market
Loans for which the above offers may be accepted shall not exceed
$________________.]**

* As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lead. Bids must be made for an amount equal to $5,000,000 or a larger multiple of $1,000,000.
*** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest
1/10,000th of 1%).

      We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Five-Year Credit Agreement dated as of October 28, 1999, among CK Witco Corporation, the Eligible Subsidiaries referred to therein, and the Banks and Agents listed on the signature pages thereof, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                   Very truly yours,

Dated:  ____________________

                                   [NAME OF BANK]

                                   By:
                                   Authorized Officer





                                               EXHIBIT H


              FORM OF ELECTION TO PARTICIPATE


                                    __________________, 19__


CITIBANK, N.A., as Administrative Agent for the Banks named in the Five-Year Credit Agreement dated as of October 28, 1999 among
CK Witco Corporation, the Eligible Subsidiaries referred to therein, such Banks, such Administrative Agent and Bank of America, N.A. and Deutsche Bank Securities Inc., as Co-
Documentation Agents (the ACredit Agreement@)

Dear Sirs:

     Reference is made to the Credit Agreement described above.
Terms not defined herein which are defined in the Credit
Agreement shall have for the purposes hereof the meaning provided therein.

     The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article 9 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement as if the undersigned were a signatory party thereto.

     The address to which all notices to the undersigned under the Credit Agreement should be directed is:

     This instrument shall be construed in accordance with and governed by the laws of the State of New York.


                                Very truly yours,

                                [NAME OF ELIGIBLE SUBSIDIARY]


                                By
                                Title:

     The undersigned hereby confirms that [name of Eligible
Subsidiary] is an Eligible Subsidiary for purposes of the Credit
Agreement described above.

                                CK Witco Corporation


                                By
                                Name:
                                Title:


     Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.

                                CITIBANK, N.A.,
                                as Administrative Agent


                                By
                                Name:
                                Title:



                                            EXHIBIT I


              FORM OF ELECTION TO TERMINATE


                                    __________________, 19__


     CITIBANK, N.A., as Administrative Agent for the Banks named in the Five-Year Credit Agreement dated as of October 28, 1999 among CK Witco Corporation, the Eligible Subsidiaries referred to therein, such Banks, such Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Bank of America, N.A. and Deutsche Bank Securities Inc., as Co-Documentation Agents (the "Credit Agreement")

Dear Sirs:

     Reference is made to the Credit Agreement described above.
Terms not defined herein which are defined in the Credit
Agreement shall have for the purposes hereof the meaning provided therein.

     The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Notes of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any Note heretofore incurred.

     This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                                Very truly yours,


                                [NAME OF ELIGIBLE SUBSIDIARY]


                                By
                                Title:


     The undersigned hereby confirms that the status of [name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof

                                CK WITCO CORPORATION


                                By
                                Name:
                                Title:


    Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.

                                CITIBANK, N.A., as Administrative
                                Agent


                                By
                                Name:
                                Title:



                                            EXHIBIT J


                   OPINION OF COUNSEL FOR THE BORROWER
                  (BORROWINGS BY ELIGIBLE SUBSIDIARIES)


                                       [Dated as provided
                                        in Section 3.03 of
                                        the Credit Agreement]



To the Banks and the Agents Referred to Below
c/o Citibank, N.A., as Administrative Agent
[                 ]
[                 ]

Dear Sirs:

     I am counsel to [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation (the "Borrower") and give this opinion pursuant to Section 3.03(a) of the Five-Year Credit Agreement (the "Credit Agreement") dated as of October 28, 1999 among CK Witco Corporation (the "Company"), the Eligible Subsidiaries referred to therein, the Banks listed on the signature pages thereof, Citibank, N.A., as Administrative Agent, and Bank of America, N.A. and Deutsche Bank Securities Inc., as Co-Documentation Agents. Terms defined in the Credit Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of [jurisdiction of incorporation], and is a Wholly-Owned Consolidated Subsidiary.

     2. The execution and delivery by the Borrower of its Election to Participate and its Notes and the performance by the Borrower of the Credit Agreement and its Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and its Notes constitute valid and binding obligations of the Borrower.

     4. Except as disclosed in the Borrower's Election to Participate, there is no income, stamp or other tax of [jurisdiction of incorporation and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.

                                Very truly yours,



                                            EXHIBIT K


          FIVE-YEAR SUBSIDIARY GUARANTEE AGREEMENT (together with instruments executed and delivered pursuant to Section 19, this "Agreement") dated as of October 28, 1999, among each of the subsidiaries of CK Witco Corporation (the "Company") listed on
Schedule I hereto (the "Subsidiary Guarantors"), and CITIBANK, N.A., a national banking association ("Citibank"), as administrative agent (in such capacity, the "Administrative Agent") for the Banks (as defined in the Credit Agreement referred to below).

     Reference is made to the Five-Year Credit Agreement dated as of October 28, 1999, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, the Banks (as defined in Article I thereof), the Administrative Agent and Citibank, N.A., as issuing bank (in such capacity, the "Issuing Bank") for the Banks. Capitalized terms used and not defined herein are used with the meanings assigned to such terms in the Credit Agreement.

     The Banks have agreed to make Loans to the Company and the Eligible Subsidiaries, and the Issuing Bank has agreed to issue Letters of Credit for the accounts of the Borrowers, in each case pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Subsidiary Guarantors is a Subsidiary of the Company and acknowledges that it will derive substantial benefit from the making of the Loans by the Banks to the Borrowers, and the issuance of the Letters of Credit by the Issuing Bank for the accounts of the Borrowers.
The obligations of the Banks to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Subsidiary Guarantors of a Subsidiary Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Banks to make Loans and the Issuing Bank to issue Letters of Credit, the Subsidiary Guarantors are willing to execute this Agreement for the benefit of the Administrative Agent, the Banks and each counterparty to a Derivatives Obligation with the Borrowers which was an Affiliate of a Bank at the time such Derivatives Obligation was entered into (collectively, the "Lending Parties").

     Accordingly, the parties hereto agree as follows:

     SECTION 1. Subsidiary Guarantee. Each Subsidiary Guarantor unconditionally guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Lending Parties under this Agreement, the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to this Agreement, the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents, and (d) unless otherwise agreed upon in writing by the applicable Bank party thereto, the due and punctual payment and performance of all obligations of the Borrowers, monetary or otherwise, under each
Derivatives Obligation   entered into with any counterparty that
was a Bank (or an Affiliate of a Bank) at the time such Derivatives Obligation was entered into (all the monetary and other obligations referred to in the preceding lettered clauses of this paragraph being referred to collectively as the "Obligations"). Each Subsidiary Guarantor waives notice of and hereby consents to any agreements or arrangements whatsoever by the Lending Parties with any other person pertaining to the Obligations, including agreements and arrangements for payment, extension, renewal, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, or for the discharge or surrender of any or all security, or for the compromise, whether by way of acceptance of part payment or otherwise, and the same shall in no way impair such Subsidiary Guarantor's liability hereunder.

     SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Borrowers or any other person of any of the Obligations, and also waives notice of acceptance of its guarantee, notice of protest for nonpayment, and all other formalities. To the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Loan Party to assert any claim or demand or to enforce or exercise any right or remedy against the Company, the Borrowers or any other Subsidiary Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any extension, renewal or increase of or in any of the Obligations,
(c) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Agreement, the Credit Agreement, any other Loan Document, any guarantee or any other agreement or instrument, including with respect to any other Subsidiary Guarantor under this Agreement, (d) the release of (or the failure to perfect a security interest in) any of the security held by or on behalf of the Administrative Agent or any other Lending Party or (e) the failure or delay of any Lending Party to exercise any right or remedy against any other guarantor of the Obligations.

     SECTION 3. Security. Each of the Subsidiary Guarantors authorizes the Administrative Agent to, subject to the terms of any security agreement that may hereafter be entered into by the Administrative Agent and any Subsidiary Guarantor or Borrower,
(a) take and hold security for the payment of this Subsidiary Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as it in its sole discretion may determine subject to the terms of any other Loan Documents and
(c) release or substitute any one or more endorsees, other guarantors or other obligors.

     SECTION 4. Guarantee of Payment. Each Subsidiary Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Lending Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other
Lending   Party in favor of the Borrowers or any other person.

     SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense (other than a defense of payment) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Lending Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document, any guarantee or any other agreement or instrument, by any amendment, waiver or modification of any provision of the Credit Agreement or any other Loan Document or other agreement or instrument, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or that would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations) or which would impair or eliminate any right of such Subsidiary Guarantor to subrogation.

     SECTION 6. Defenses Waived. To the fullest extent permitted by applicable law, each of the Subsidiary Guarantors waives any defense based on or arising out of the unenforceability of the Obligations or any part thereof from any cause or the cessation from any cause of the liability (other than the final and indefeasible payment in full in cash of the Obligations) of the Borrowers or any other person. The Administrative Agent and the other Lending Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrowers or any other guarantor or exercise any other right or remedy available to them against the Borrowers or any other guarantor, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Subsidiary Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Borrowers or any other guarantor or any security.

     SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Lending Party has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Borrowers or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Lending Party as designated thereby in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest and fees on such Obligations. Upon payment by any Subsidiary Guarantor of any sums to the Administrative Agent or any Lending Party as provided above, all rights of such Subsidiary Guarantor against the Borrowers arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrowers or any Subsidiary now or hereafter held by any Subsidiary Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If at any time when any Obligation then due and owing has not been paid, any amount shall be paid to any Subsidiary Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness, such amount shall be held in trust for the benefit of the Lending Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     SECTION 8. Information. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder and agrees that none of the Administrative Agent or the other Lending Parties will have any duty to advise any of the Subsidiary Guarantors of information known to it or any of them regarding such circumstances or risks.

     SECTION 9.  Representations and Warranties.  Each of the
Subsidiary Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

     SECTION 10. Termination. The Guarantees made hereunder (a) shall terminate when (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Loans, (ii) each payment required to be made under the Credit Agreement in respect of any Letter of Credit, and (iii) all other obligations then due and owing, have in each case been indefeasibly paid in full and the Banks have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, on any Obligation is rescinded or must otherwise be restored by any Lending Party upon the bankruptcy or reorganization of the Company, the Borrowers, or any Subsidiary Guarantor or otherwise.

     SECTION 11. Binding Effect; Several Agreement; Assignments; Releases. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Subsidiary Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Subsidiary Guarantor when a counterpart hereof (or a Supplement referred to in Section 19) executed on behalf of such Subsidiary Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof (or a Supplement referred to in Section
19) shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Subsidiary Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Subsidiary Guarantor, the Administrative Agent and the other Lending Parties, and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). This Agreement shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor. The Administrative Agent is hereby expressly authorized to, and agrees upon request of the Company it will, release any Subsidiary Guarantor from its obligations hereunder in the event (i) that all the capital stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Company in a transaction permitted by Section 5.09 of the Credit Agreement or (ii) the Company requests such release in writing accompanied by a certificate of a Principal Officer certifying that no Default shall have occurred and be continuing and that the requirements of Section 5.11 of the Credit Agreement shall be met immediately following such release.

     SECTION 12. Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Lending Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors to which such waiver, amendment or modification relates and the Administrative Agent with consent required under the Credit
Agreement.

     SECTION 13.  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

     SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in
Section 11.01 of the Credit Agreement. All communications and notices hereunder to each Subsidiary Guarantor shall be given to it at its address set forth in Schedule I with a copy to the Company.

     SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Subsidiary Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the making by the Banks of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Lending Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid, the LC Exposure does not equal zero or the Commitments and the obligations of the Issuing Bank to issue Letters of Credit have not been terminated.

     (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 17.  Jurisdiction; Consent to Service of Process.
(a) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

     (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process by mail to the address provided in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 18. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 18.

     SECTION 19.  Additional Subsidiary Guarantors.  Pursuant to
Section 5.11 of the Credit Agreement, the Company must ensure that Domestic Subsidiaries are (or become within 10 Domestic Business Days of being formed or acquired) Subsidiary Guarantors so that certain asset and revenue criteria are met. Upon execution and delivery after the date hereof by the Administrative Agent and such a Subsidiary of a Supplement in the form of Annex 1, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any Supplement adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder (other than any Subsidiary Guarantor released pursuant to Section 11 hereof) shall remain in full force and effect notwithstanding (a) the addition of any new Subsidiary Guarantor as a party to this Agreement or (b) the release of any other Subsidiary Guarantor pursuant to Section 11 hereof.

     SECTION 20. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lending Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lending Party to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Lending Party, irrespective of whether or not the Administrative Agent or any Lending Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lending Party under this
Section 20 are in addition to other rights and remedies (including other rights of setoff) which such Lending Party may have.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                        EACH OF THE SUBSIDIARIES
                                        LISTED ON SCHEDULE I
                                        HERETO,

                                        By
                                        Name:
                                        Title:

                                        CITIBANK, N.A., as
                                        Administrative Agent,

                                        By
                                        Name:
                                        Title:




                                         Schedule I to the
                             Subsidiary Guarantee Agreement



Subsidiary Guarantor                         Address

Uniroyal Chemical Company, Inc.          World Headquarters
                                         Benson Road
                                         Middlebury, CT 06749
                                    Attn: Chief Financial Officer



                                        Annex 1 to the
                                        Subsidiary Guarantee
                                   Agreement




          SUPPLEMENT NO.  dated as of                , to the
Five-Year Subsidiary Guarantee Agreement dated as of October 28, 1999 (the "Subsidiary Guarantee Agreement"), among each of the subsidiaries of CK Witco Corporation (the "Company") listed on
Schedule I thereto (the "Subsidiary Guarantors"), and CITIBANK, N.A., a national banking association ("Citibank"), as administrative agent (in such capacity, the "Administrative Agent") for the Lending Parties (as defined in the Subsidiary Guarantee Agreement).

     A. Reference is made to the Five-Year Credit Agreement dated as of October 28, 1999, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, the Banks listed therein, the Administrative Agent, and Citibank, N.A., as issuing bank (in such capacity, the "Issuing Bank).

     B. Capitalized terms used and not otherwise defined herein are used with the meanings assigned to such terms in the Subsidiary Guarantee Agreement and the Credit Agreement.

     C. The Subsidiary Guarantors have entered into the Subsidiary Guarantee Agreement in order to induce the Banks to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, the Company must ensure that Domestic Subsidiaries are (or become within 10 Domestic Business Days of being formed or acquired) Subsidiary Guarantors so that certain asset and revenue criteria are met.
Section 19 of the Subsidiary Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Subsidiary Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Company (the "New Subsidiary Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Subsidiary Guarantee Agreement in order to induce the Banks to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Administrative Agent and the New Subsidiary
Guarantor agree as follows:

     SECTION 1. In accordance with Section 19 of the Subsidiary Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Subsidiary Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Subsidiary Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder (including its guarantee of the Obligations) and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Subsidiary Guarantor" in the Subsidiary Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor.

     SECTION 2. The New Subsidiary Guarantor represents and warrants to the Administrative Agent and the other Lending Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

     SECTION 4. Except as expressly supplemented hereby, the Subsidiary Guarantee Agreement shall remain in full force and effect.

     SECTION 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Subsidiary Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Subsidiary Guarantee Agreement. All communications and notices hereunder to the New Subsidiary Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Company.

     SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative
Agent.



IN WITNESS WHEREOF, the New Subsidiary Guarantor and the
Administrative Agent have duly executed this Supplement to the Subsidiary Guarantee Agreement as of the day and year first above written.
                            [Name Of New Subsidiary Guarantor],

                            by

                            Name:
                            Title:
                            Address:

                            CITIBANK, N.A., as Administrative
                            Agent,

                            by
                            Name:
                            Title:




                                         EXHIBIT L


FIVE-YEAR INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT (together with instruments executed and delivered pursuant to Section 11, this "Agreement") dated as of October 28, 1999, among CK WITCO CORPORATION, a Delaware corporation (the "Company"), each subsidiary of the Company listed on Schedule I hereto (the "Subsidiary Guarantors") and CITIBANK, N.A., a national banking association, as administrative agent (in such capacity, the "Administrative Agent") for the Lending Parties (as defined below).


    Reference is made to (a) the Five-Year Credit Agreement dated as of October 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Banks listed therein, the Administrative Agent and Citibank, N.A., as issuing bank (in such capacity, the "Issuing Bank") and (b) the Five-Year Subsidiary Guarantee Agreement dated as of October 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee Agreement), among the Subsidiary Guarantors and the Administrative Agent. Capitalized terms used herein and not defined herein are used with the meanings assigned to such terms in the Credit Agreement.

     The Banks have agreed to make Loans to the Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the accounts of the Borrowers, in each case pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Subsidiary Guarantors have guaranteed such Loans and the other Obligations (as defined in the Subsidiary Guarantee Agreement) pursuant to the Subsidiary Guarantee Agreement. The obligations of the Banks to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Company and the Subsidiary Guarantors of an agreement in the form hereof.

     Accordingly, the Company, each Subsidiary Guarantor and the Administrative Agent agree as follows:

     SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary
Guarantors may have under applicable law (but subject to Sec-

tion 3), the Company agrees that in the event a payment shall be made by any Subsidiary Guarantor under the Subsidiary Guarantee Agreement, the Company shall indemnify such Subsidiary Guarantor for the full amount of such payment and, until such indemnification obligation shall have been satisfied, such Subsidiary Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

     SECTION 2. Contribution and Subrogation. Each Subsidiary Guarantor (a "Contributing Guarantor") agrees (subject to
Section 3) that, in the event a payment shall be made by any other Subsidiary Guarantor under the Subsidiary Guarantee and such other Subsidiary Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Company as provided in
Section 1, the Contributing Guarantor shall, to the extent the Claiming Guarantor shall not have been so indemnified by the Company, indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 11, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor) and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 11, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

     SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Company or any Subsidiary Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations hereunder, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor hereunder.

     SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as the Subsidiary Guarantee Agreement has not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lending Party upon the bankruptcy or reorganization of the Company, any Subsidiary Guarantor or otherwise.

     SECTION 5.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.

     SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Administrative Agent or any Subsidiary Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any Subsidiary Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
None of the Administrative Agent and the Subsidiary Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Company, the Subsidiary
Guarantors and the Administrative Agent, with any consent required under the Credit Agreement.

     SECTION 7.  Notices.  All communications and notices here-

under shall be in writing and given as provided in the Credit
Agreement or the Subsidiary Guarantee Agreement, as applicable, and addressed as specified therein.

     SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Company nor any Subsidiary Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Banks. Notwithstanding the foregoing, at the time any Subsidiary Guarantor is released from its obligations under the Subsidiary Guarantee Agreement in accordance with the Subsidiary Guarantee Agreement and the Credit Agreement, such Subsidiary Guarantor will cease to have any rights or obligations under this Agreement.

     SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Company and each Subsidiary Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Administrative Agent, the Banks and each Subsidiary Guarantor, shall survive the making by the Banks of the Loans and the issuance of the Letters of Credit by the Issuing Bank and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement, this Agreement or any of the other Loan Documents is outstanding and unpaid, the LC Exposure does not equal zero or the Commitments have not been terminated.

     (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Subsidiary Guarantor when a counterpart bearing the signature of such Subsidiary Guarantor shall have been delivered to the Administrative Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 11. Additional Subsidiary Guarantors; Release. Pursuant to Section 5.11 of the Credit Agreement, the Company must ensure that Domestic Subsidiaries are (or become within 10 Domestic Business Days of being formed or acquired) Subsidiary Guarantors so that certain asset and revenue criteria are met. Upon execution and delivery, after the date hereof, by the Administrative Agent and such a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor hereunder. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder (other than any Subsidiary Guarantor released pursuant to this Section 11) shall remain in full force and effect notwithstanding
(a) the addition of any new Subsidiary Guarantor as a party to this Agreement or (b) the release of any other Subsidiary Guarantor pursuant to Section 11 of the Subsidiary Guarantee Agreement. Each Subsidiary Guarantor shall be released from its obligations under this Agreement without further action upon its release from its obligations under the Subsidiary Guarantee Agreement in accordance with Section 11 thereof.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.


                              CK WITCO CORPORATION,

                                by


                                      Name:
                                      Title:


                              EACH OF THE SUBSIDIARIES LISTED ON
                              SCHEDULE I HERETO,

                                by


                                      Name:
                                      Title:

                             CITIBANK, N.A., as Administrative
                             Agent,

                                by


                                       Name:
                                       Title:





                                            SCHEDULE I
                         to the Indemnity, Subrogation
                         and Contribution Agreement



         Subsidiary Guarantor              Address

Uniroyal Chemical Company, Inc.            World Headquarters
                                           Benson Road
                                           Middlebury, CT 06749

                                 Attn: Chief Financial Officer



     Annex 1 to
     the Indemnity, Subrogation and
     Contribution Agreement



          SUPPLEMENT NO. (this "Supplement") dated as of
[       ], to the Five-Year Indemnity, Subrogation and
Contribution Agreement dated as of October 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"),among CK Witco Corporation, a Delaware corporation (the "Company"), each subsidiary of the Company listed on
Schedule I thereto (the "Subsidiary Guarantors") and Citibank, N.A., a national banking association, as administrative agent (in such capacity, the "Administrative Agent") for the Banks.

     A. Reference is made to (a) the Five-Year Credit Agreement dated as of October 28, 1999, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, the Banks listed therein, the Administrative Agent and Citibank, N.A., as issuing bank (in such capacity, the "Issuing Bank") and (b) the Five-Year Subsidiary Guarantee Agreement dated as of October 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee Agreement"), among the Subsidiary Guarantors and the Administrative Agent

     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit
Agreement.

     C. The Company and the Subsidiary Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Banks to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, the Company must ensure that Domestic Subsidiaries are (or become within 10 Domestic Business Days of being formed or acquired) Subsidiary Guarantors so that certain asset and revenue criteria are met. Section 11 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement.
The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Banks to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Administrative Agent and the New Guarantor agree as follows:

     SECTION 1. In accordance with Section 11 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Subsidiary Guarantor thereunder. Each reference to a "Subsidiary Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor.

     SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Banks that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

     SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

     SECTION 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

     SECTION 8.  The New Guarantor agrees to reimburse the
Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative
Agent.


     IN WITNESS WHEREOF, the New Guarantor and the Administrative
Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.


[Name Of New Guarantor],

     by

          Name:
          Title:
          Address:


CITIBANK, N.A., as Administrative  Agent,

     by
          Name:
          Title:




                                                     EXHIBIT M

Identification Reference  Amount                      Expiration
Number         Number     Outstanding  Beneficiary    Date

2764          30018802    $5,000       L. Marquez       1/1/00
2767          30018010    $175,000     Kredietbank NV  10/26/99
2768          30012561    $150,000     Kredietbank NV   1/1/00
2774          30007163    $150,000     U.S. Nuclear
                                       Regulatory      7/26/00
                                       Commission
2776          00501942  $1,978,000     National Union
                                       Fire            10/26/99
                                       Insurance
                                       Company
3460          30022456      $4,272     UCDC Bangladesh 12/30/99